[FORM OF PROXY CARD]

                          DREYFUS FOUNDERS FUNDS, INC.
                           DREYFUS FOUNDERS FOCUS FUND

                PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                FEBRUARY 15, 2002

The undersigned hereby appoints Kenneth R. Christoffersen, David L. Ray and Edward F. O'Keefe, and each of them, the attorneys and proxies of the undersigned, with the full power of substitution, to vote, as indicated herein, all of the shares of common stock of the Dreyfus Founders Focus Fund (the "Fund") standing in the name of the undersigned, with the same force and effect as the undersigned, at the Special Meeting of Shareholders of the Fund to be held at the offices of the Fund, 2930 East Third Avenue, Denver, Colorado 80206, on Friday, February 15, 2002 at 3 p.m. (Mountain time) and at any adjournment thereof, upon the matter set forth below, all in accordance with and as more fully described in the Notice of Special Meeting and Prospectus/Proxy Statement, dated December 19, 2001, receipt of which is hereby acknowledged.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE "FOR" THE PROPOSAL.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

VOTE BY TELEPHONE OR INTERNET OR MAIL 24 Hours a day, 7 days a week

TELEPHONE   1-800-____

To vote your shares by telephone, call toll free 1-800-______. You will be prompted to enter the 12-digit control number on this proxy card. Follow the simple recorded instructions using this proxy card as a guide. If you vote by phone, you need not return the proxy card by mail.

INTERNET          www.proxyvote.com

To vote your shares by the Internet, contact the Fund at WWW.PROXYVOTE.COM. You will be prompted to enter the 12-digit control number on this proxy card. Follow the simple instructions at the website, using this proxy card as a guide. If you vote by the Internet, you need not return the proxy card by mail.

MAIL

You can vote your shares by completing and returning this proxy card. Please mark your proxy, date and sign it below and return it promptly in the accompanying envelope which requires no postage if mailed in the United States.

TO VOTE, MARK THE APPLICABLE BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DREYFUS FOUNDERS FUNDS, INC. - DREYFUS FOUNDERS FOCUS FUND

VOTE ON PROPOSAL

1. To approve a Plan of Reorganization providing for (a) the acquisition of all the assets of Dreyfus Founders Focus Fund ("Focus Fund") by Dreyfus Founders Growth Fund ("Growth Fund"), another series of Dreyfus Founders Funds, Inc., in exchange solely for shares of Growth Fund and the assumption by Growth Fund of all of the liabilities of Focus Fund, (b) the distribution of those shares to the shareholders of Focus Fund, and (c) the subsequent termination of Focus Fund.

                             For   Against   Abstain
                             [ ]   [ ]       [ ]

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment(s) thereof.


Signature(s) should be exactly as name(s) appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.


----------------------------------  -----   -----------------------  -----
Signature [Please sign within box]  Date    Signature (Joint Owner)  Date